UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		☒
Filed by a Party other than the Registrant		☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

StoneCastle Financial Corp.

(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALL VOTES MATTER TOWARDS OUR QUORUM

PLEASE TAKE ACTION TODAY & VOTE YOUR SHARES

We’re reaching out to all StoneCastle Financial Corp. shareholders as of record date, December 27, 2019 who are receiving proxy materials to vote on two proxy proposals:

Proposal 1: Approval of the New Investment Advisory Agreement

Proposal 2: Election of Directors

StoneCastle Financial Corp. will be hosting a special shareholder meeting on Friday, February 7, 2020. It is important that we hear from you on Proposal 1 and Proposal 2 outlined in the proxy materials we sent. Your vote, any vote, on the proposals will allow the Company to reach quorum and proceed with the transaction.

The Company believes the transaction will offer the following shareholder benefits:

•	Scalable benefits of revenue and investment income growth
•	Improved operating efficiencies
•	Expanded governance of independent directors
•	Potential for a special dividend anticipated after the close of the transaction

Get more information on the vote:

CALL: 1-866-828-6931

VISIT:  www.proxyonline.com/docs/stonecastlefinancialcorp2020.pdf

Please Vote Today!

BY MAIL	BY PHONE	BY COMPUTER

Mail your signed and voted proxy back in the postage paid envelope provided.	Live Operator when you call 1-866-828-6931, Monday through Friday 9am to 10pm ET.	Online at proxyonline.com using your proxy control number.

For Additional Information

A proxy statement was mailed to stockholders commencing the week of January 6, 2020. You can obtain the proxy statement and other documents filed with the SEC by StoneCastle Financial Corp. free of charge from the SEC’s website, www.sec.gov, and from StoneCastle Financial Corp.’s website, www.stonecastle-financial.com, or by contacting StoneCastle Financial Corp.’s Investor Relations at 347-887-0324.

Forward-Looking Statements

This communication, and all oral statements made regarding the subject matter of this communication, contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction. Such forward-looking statements reflect current views with respect to future events and financial performance. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for within the meaning of the federal securities laws. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause results to differ materially from those projected in the forward-looking statements are the following: any delay or failure to consummate the proposed transaction; failure to obtain requisite stockholder approval for the proposals set forth in the Proxy Statement; the new investment adviser’s ability to manage StoneCastle Financial Corp.’s investment strategy as anticipated; the impact that any litigation may have on the parties or the transaction; risks related to the diversion of management’s attention from StoneCastle Financial Corp.’s ongoing business operations; and the impact of potential legislative, regulatory and competitive changes. Additional risk factors that may affect future results are contained in the StoneCastle Financial Corp.’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication. StoneCastle Financial Corp. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.